Exhibit 10.1

June 10, 2008

Dominique Baly

President, Bioscience Division

Dear Dominique:

As per our agreement, effective today, your employment with Millipore will terminate on December 31, 2008 and your termination will be governed by the Officer Severance Agreement dated September 13, 2007 between you and the company.

If the above accurately describes our agreement, please sign, date and return this letter.

Sincerely,

/s/ Martin Madaus
Martin Madaus, Ph.D.
Chairman, President and CEO

Agreed:

/s/ Dominique Baly
Dominique Baly

Date: June 10, 2008